ADDENDUM NUMBER SEVEN TO LEASE

THIS ADDENDUM NUMBER SEVEN TO LEASE is made and entered into this 1st day of March 1990, by and between S.R.P. Limited Partnership, (Landlord) and Fair, Isaac and Company, Incorporated (Tenant), and shall constitute a modification of that Lease between the parties dated October 20, 1983 (Base Lease) and as amended on May 1, 1984, September 21, 1984, February 8, 1985, September 3, 1985, November 21, 1985, and October 1, 1986, relating to the premises occupied by Tenant in the building commonly known as 120 North Redwood Drive, San Rafael, California 94903. This action constitutes both the extension of the term of the Lease, and the expansion of Tenant into future available space.

The parties hereto agree that:

1. The leased premises shall be increased by 3,488 rentable square feet, to include the space commonly known as Suite 350, effective upon ninety days notice to Tenant, for possession no earlier than July 1, 1990, and no later than October 1, 1990.

2. Tenant agrees to lease Suite 375, comprised of 2,472 rentable square feet, at such time as that space is first available for lease, upon the same terms and conditions as is then existing under the Lease.

3. The expiration date of the Lease for both existing and future expansion Tenant space shall be changed to December 31, 2001.

4. The Option to Renew, contained in Paragraph 32 of the Base Lease shall be changed such that the first option period, if exercised, shall now commence on January 1, 2002. The Option to Renew is only available on all of the space contained in the Lease, at the time of option exercise. This Option is personal to Tenant and is not available to sublessee or sublessees of Tenant's leasehold.

5. The combination of Basic Rent and Additional Rent for the period of March 1, 1990, to December 31, 1990, shall be computed at the monthly rate of $1.90 per rentable square foot, prior to a monthly credit in the amount of $2,150 for west wing utility expense and first floor west wing janitorial expense. Therefore, until expansion space is included in the leased premises, the monthly rent on the existing 36,554 rentable square feet shall be $67,303.

6. Additional Rent as defined and administered by Paragraph 7 of the Lease shall be unchanged except that Base Year shall now refer to and mean the calendar year 1990. During the revised Base Year 1990, the portion of total rent attributable to Additional Rent shall be equal to the actual Tenant Proportional Share as retroactively determined at the end of the Base Year.

     Example: Considering only Tenant's present space, if at the end of 1990, it is determined that Tenant's proportional share of 1990 operating expenses on a monthly basis equaled $16,500, then that amount shall be subtracted from the $67,303 total monthly rent,

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                                                                   Exhibit 10.11

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     therefore  providing a remainder of $50,803 as the Base Year Basic  Monthly
     Rent.

     Then, during 1991, the $16,500 Monthly Additional Rent will be used as an estimate of monthly operating expenses, with an adjustment at the end of the year to reflect actual operating expenses, creating a resultant rebate or recapture as is then determined to be appropriate, per the terms of Paragraph 7 of the Lease.

7. Paragraph 6 "Adjusted Basic Rent," of the Base Lease shall be modified such that the combination of increases in rent under Paragraphs 6 and 7 shall in no event exceed a 7.5% increase over the combined rental under said Paragraphs for the immediately preceding lease year.

8. Paragraph 9 "Use," of the Base Lease shall be modified such that "use" is defined as "general office purposes," instead of "general office purposes of the Fair, Isaac Companies."

9. Paragraph 24 "Reconstruction," of the Base Lease shall be modified such that if the time period required to complete restoration of the Premises or Building is greater than twelve months from the date of the damage, either Landlord or Tenant shall have the right to terminate the Lease within thirty (30) days after the date of the determination that such reconstruction will require more than twelve months. Landlord will make such determination and notify Tenant of such determination within sixty (60) days of the event of damage.

10. Paragraph 13.b. of the Base Lease is modified so that Landlord's obligations with respect to repair and maintenance of the structural portions of the building shall explicitly include any modifications required of the structural portions of the building under then current building and fire codes.

11. All other terms and conditions of the Base Lease shall remain unchanged.

Landlord: S.R.P. Limited                   Tenant: Fair, Isaac and Company, Inc.
          Partnership



By: _________________________________      By: _________________________________

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